Exhibit 5.1

Hogan Lovells US LLP 1735 Market Street, Floor 23 Philadelphia, PA 19103 T +1 267 675 4600 F +1 267 675 4601 www.hoganlovells.com

February 24, 2020

Board of Directors

EyePoint Pharmaceuticals, Inc.

480 Pleasant Street

Watertown, MA 02472

Ladies and Gentlemen:

We are acting as counsel to EyePoint Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S‑3, as amended (File No. 333-228581) (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of up to 17,250,000 shares of common stock, par value $0.001 per share (“Common Stock”) of the Company (the “Shares”), all of which shares are to be sold by the Company pursuant to the Underwriting Agreement, dated as of February 21, 2020, among the Company and the underwriters named therein (the “Underwriting Agreement”), as described in the Prospectus, dated December 11, 2018 (the “Registration Statement Prospectus”), which forms a part of the Registration Statement, as supplemented by the Prospectus Supplement, dated February 21, 2020 (together with the Registration Statement Prospectus, the “Prospectus”).  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S‑K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs).  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended.  We express no opinion herein as to any other statutes, rules or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia.  “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in:  Alicante  Amsterdam  Baltimore  Beijing  Birmingham  Boston  Brussels  Colorado Springs  Denver  Dubai  Dusseldorf  Frankfurt  Hamburg  Hanoi  Ho Chi Minh City  Hong Kong  Houston  Johannesburg  London  Los Angeles  Luxembourg  Madrid  Mexico City  Miami  Milan  Minneapolis  Monterrey  Moscow  Munich  New York  Northern Virginia  Paris  Perth  Philadelphia  Rome  San Francisco  São Paulo  Shanghai  Silicon Valley  Singapore  Sydney  Tokyo  Warsaw  Washington, D.C.   Associated Offices:  Budapest  Jakarta  Riyadh  Shanghai FTZ  Ulaanbaatar  Zagreb.   Business Service Centers:  Johannesburg  Louisville.   Legal Services Center:  Berlin.  For more information see www.hoganlovells.com

EyePoint Pharmaceuticals, Inc.	- 2 -	February 24, 2020

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) issuance of the Shares pursuant to the terms of the Underwriting Agreement, and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing Committee of the Board of Directors, the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement.  We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission on the date hereof and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN LOVELLS US LLP

HOGAN LOVELLS US LLP